Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

TRITIUM DCFC LIMITED

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(5)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Ordinary shares, no par value	Rule 457(c)	112,236(1)(2)	$1.61(4)	$180,699.96	0.00011020	$19.91

	Equity	Ordinary shares, no par value	Rule 457(c)	11,223,647(1)(3)	$1.61(4)	$18,070,071.67	0.00011020	$1,991.32

	Total Offering Amounts					$18,250,771.63	0.00011020	$2,011.23

	Total Fees Previously Paid					—		—

	Total Fee Offsets					—		—

	Net Fee Due							$2,011.23

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any stock splits, stock dividend or similar transaction.

(2)

Represents 112,236 Ordinary Shares previously issued to and resaleable by B. Riley Principal Capital II, LLC (“B. Riley Principal Capital II”) pursuant to an ordinary shares purchase agreement entered into by and among the Registrant and B. Riley Principal Capital II, dated as of September 2, 2022 (the “Purchase Agreement”) as consideration for its commitment to purchase Ordinary Shares in one or more purchases that the Registrant may, in its sole discretion, direct them to make, from time to time, pursuant to the Purchase Agreement.

(3)

Represents up to 11,223,647 Ordinary Shares that may be issued to and resold by B. Riley Principal Capital II, LLC if certain conditions are met, at the Registrant’s election and in its sole discretion, from time to time, pursuant to the Purchase Agreement.

(4)

Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high ($1.65) and low ($1.56) sales price of the Ordinary Shares as reported on Nasdaq on March 7, 2023.

(5)	Calculated pursuant to Rule 457 of the Securities Act by calculating the product of (i) the proposed maximum aggregate offering price and (ii) 0.00011020.

1